Exhibit 99.1

Virtu Announces Preliminary Estimated Fourth Quarter 2019 Results and Update on the Market Environment for January 2020;

Virtu Assessing Opportunities to Optimize Debt Pricing

NEW YORK, NY, FEBRUARY 3, 2020 – Virtu Financial, Inc. (NASDAQ: VIRT) (“Virtu” or the “Company”), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to its clients and liquidity to the global markets, in connection with assessment of opportunities to optimize the pricing of its existing term loan facility, today announced preliminary estimates of its results of operations for the quarter ended December 31, 2019 and the month ended January 31,2020.

Actual results for the fourth quarter 2019 are scheduled to be reported on February 11, 2020.

On a preliminary estimated basis:

•	Virtu expects its results of operations for the quarter ended December 31, 2019 to reflect:

o	Diluted loss per share of $0.17 to $0.18; Normalized Adjusted EPS* of $0.26 to $0.27
o	Trading income, net between $227 and $229 million; Adjusted Net Trading Income* between $256 and $258 million
o	Net loss between $29 and 31 million; Adjusted EBITDA* between $113 and $115 million
o	Realized synergies from the ITG acquisition between $135 and $138 million for 2019; expect to achieve the top of the published range for 2020.

•	For the month ended January 31, 2020 Trading income, net between $90 and $94 million; Adjusted Net Trading Income* between $100 and $105 million

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The preliminary financial and other data set forth above has been prepared by, and is the responsibility of our management. The foregoing information and estimates have not been compiled or examined by our independent registered public accounting firm nor have our independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance of such information. In addition, the foregoing information and estimates are subject to revision as we prepare our consolidated financial statements and other disclosures as of and for the three months ended December 31, 2019, including all disclosures required by U.S. GAAP. Because we have not completed our normal quarterly closing and review procedures for the three months ended December 31, 2019, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for the three months ended December 31, 2019 may differ materially from these estimates. These estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these estimated results of operations for the three months ended December 31, 2019 are not necessarily indicative of the results to be achieved for any future period. See "Cautionary Note Regarding Forward-looking Statements." These estimated results of operations should be read together with subsequent filings and announcements, including any subsequent press release announcing the Company’s earnings for the quarter ended December 31, 2019 and our audited consolidated financial statements and related notes to be filed on Form 10-K on or before March 2, 2020.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use the following non-GAAP measures of financial performance:

•	"Adjusted Net Trading Income", which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•	"EBITDA", which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and "Adjusted EBITDA", which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matters, transaction advisory fees and expenses, termination of office leases, acquisition related retention bonus, trading related settlement income, other, net, equipment write-off, share based compensation, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•	“Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items and other non-cash items, assuming that all vested and unvested non-voting common interest units in Virtu Financial LLC have been exchanged for shares of our Class A common stock, and applying an effective tax rate, which was between approximately 23% and 24%.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income, and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, our EBITDA-based measures, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•	our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;
•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•	they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile estimated Condensed Consolidated Statements of Comprehensive Income to arrive at estimated Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended December 31,
(in millions, except for earnings per share)	2019			2018
	Range			Actual
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$227	-	229	$366
Commissions, net and technology services	140	-	141	46
Interest and dividends income	32	-	33	26
Brokerage, exchange and clearance fees, net	(72)	-	(72)	(74)
Payments for order flow	(30)	-	(31)	(24)
Interest and dividends expense	(41)	-	(42)	(41)
Adjusted Net Trading Income	$256	-	258	$300

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	$(29)	-	(31)	$148
Financing interest expense on long-term borrowings	30	-	30	16
Debt issue cost related to debt refinancing	32	-	33	-
Depreciation and amortization	16	-	16	14
Amortization of purchased intangibles and acquired capitalized software	21	-	21	6
Provision for income taxes	2	-	3	1
EBITDA	$72	-	72	$185
Severance	$28	-	28	$2
Reserve for legal matter	-	-	1	-
Transaction advisory fees and expenses	2	-	2	3
Other, net	-	-	-	(4)
Share based compensation	-	-	-	9
Charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan	-	-	-	1
Charges related to share based compensation awards at IPO	11	-	12	-
Adjusted EBITDA	$113	-	115	$195
Financing interest expense	30	-	30	16
Depreciation and Amortization	16	-	16	14
Normalized Adjusted Net Income before income taxes	67	-	69	165
Normalized provision for income taxes (1)	16	-	17	38
Normalized Adjusted Net Income	$51	-	52	$127
Weighted average fully diluted shares outstanding (2)	193	-	193	191

Normalized Adjusted EPS	$0.26	-	0.27	$0.67

(1)	Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 24% for 2019
(2)	Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis, and (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

The following table reconcile estimated Trading Income, net and Adjusted Net Trading Income for the month ended January 31, 2020.

	Jan 2020
(in thousands, except percentages)	Range
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$90	-	94
Commissions, net and technology services	53	-	55
Interest and dividends income	11	-	11
Brokerage, exchange and clearance fees, net	(28)	-	(29)
Payments for order flow	(12)	-	(12)
Interest and dividends expense	$(14)	-	(14)
Adjusted Net Trading Income	100	-	105

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology.  Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities.  In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred and expect to incur in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG's business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; and risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission (“SEC”) filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Contact:

Investor Relations	Media Relations
Deborah Belevan, CPA, IRC	Andrew Smith
investor_relations@virtu.com	media@virtu.com